UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 26, 2012

PVF Capital Corp.

(Exact name of registrant as specified in its charter)

Ohio	0-24948	34-1659805
(State or other jurisdiction	(Commission	( IRS Employer
of incorporation)	File Number)	Identification No.)

30000 Aurora Road, Solon, Ohio	44139
(Address of principal executive offices)	(Zip Code)

(440) 248-7171

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On October 26, 2012, PVF Capital Corp. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders voted on three proposals, which are described in detail in the Company’s definitive proxy materials, which it filed with the Securities and Exchange Commission and first made available to stockholders on September 24, 2012. The final voting results for each proposal are set forth below. At the close of business on September 7, 2012, there were 25,921,009 common shares, $0.01 par value, outstanding and entitled to vote. At the Annual Meeting, 24,022,622 common shares, or approximately 92.68%, of the outstanding common shares entitled to vote were represented by proxy or in person.

1.	To elect one Class I director whose term will expire at the annual meeting of shareholders in 2013:

Name	Votes For	Votes Withheld	Broker Non-Votes
Robert J. King, Jr.	11,555,663.8444	100,054.1556	12,366,904

2.	To elect four Class II directors whose terms will expire at the annual meeting of shareholders in 2014:

Name	Votes For	Votes Withheld	Broker Non-Votes
Marty E. Adams	11,561,926.1033	93,791.8967	12,366,904
Steven A. Calabrese	11,337,811.1033	317,906.8967	12,366,904
Umberto P. Fedeli	11,158,693.9278	497,024.0722	12,366,904
Richard R. Hollington, III	11,561,563.1033	94,154.8967	12,366,904

3.	To ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013:

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,978,710.1033	10,926.8967	32,985	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVF CAPITAL CORP.

By:	/s/ Jeffrey N. Male
Jeffrey N. Male
Vice President and Secretary

Date: October 29, 2012